EXHIBIT 10.71
                                                                   -------------

                           MEMORANDUM OF UNDERSTANDING
                                FOR AMENDMENT OF
                       $500,000 CXI BRIDGE LOAN DOCUMENTS

         1. Transaction: (i) Securities Purchase Agreement by and among Commodore Environmental Services, Inc., a Delaware corporation ("COES") Commodore Applied Technologies, Inc., a Delaware corporation ("CXI"), and Mathers Associates, Klass Partners, Ltd., Jon Paul Hannesson and Stephen A. Weiss, Esq. (except for Klass Partners, Ltd., individually an "Investor" and collectively, the "Investors"), (ii) corresponding 12% Senior Secured Promissory Notes due February 12, 2001 (the "Notes") in the aggregate principal amount of up to $500,000 issued to the Investors in the proportion shown on Schedule A annexed hereto, (iii) the Security Agreement (iv) the Registration Rights Agreement, (v) the "DRM Undertaking", and all other documents executed and delivered incident thereto, all dated as of November 13, 2000 (collectively the "Bridge Loan Documents"). Klass Partners, Ltd. is not a party hereto.

         2. Amendments: Notwithstanding anything to the contrary in the Bridge Loan Documents, the Investors, CXI and COES hereby agree to amend the Bridge Loan Documents as follows:

                  (a). The Maturity Date (as defined in the Notes) of all Notes will be extended so that 50% of all of the unpaid principal and accrued interest on the Notes shall be payable on or before on June 30, 2001 and the balance, or 50% of all unpaid principal and accrued interest on the Notes, shall be due and payable on or before July 31, 2001. The Notes shall be subject to mandatory prepayment as set forth in 2(b) below.

                  (b). The Notes will be subject to earlier mandatory prepayment or whole or in part, as the case may be, out of all net proceeds in excess of $1.0 million which CXI or any subsidiary of CXI shall receive from any third party in connection with any on or more debt and/or equity cash financings (exclusive of any funds distributed to CXI from its Dispute Resolution Management, Inc. ("DRM" subsidiary). Any such mandatory prepayments shall be applied first to accrued and unpaid interest and net to principal in the order of first maturing indebtedness. CXI shall provide the Investors (or its representative, Greenberg Traurig, LLP) with true copies of all letters of intent or related written proposals acceptable to CXI which are received by CXI in connection with any such external financings, not later than 10 days from receipt of same; failure to so provide the Investors with such copies to represent an event of default under the Notes.

                  (c) An "event of default" under the Notes (as restated by the terms of this Memorandum of Understanding ("MOU")) shall consist of: (i) CXI's failure to pay, when due, any installment of principal and accrued interest under the restated Notes or any other Notes due Klass Partners, Ltd.;
                  (ii) CXI's failure to register under the Securities Act of 1933, as amended, for the benefit of the Investors all shares of CXI common stock and shares issuable under the CXI warrants described herein, pursuant to an effective registration statement on Form S-3 or Form S-1 by not later than May 31, 2001; (iii) the occurrence of an "Event of Default" by CXI under the August 30, 2000 Amended and Restated Stock Purchase Agreement among CXI, DRM, William J. Russell and Tamie P. Speciale (the "DRM Principals") and the related exercise by the DRM Principals of any of their rights and remedies to foreclose upon 81% of the shares of capital stock of DRM under a pledge agreement with CXI dated as of August 30, 2000; or
                  (iv) the voluntary or involuntary filing of any proceedings against CXI under Chapter 11 of the Federal Bankruptcy Act or similar state statutes.

                  (d) If and for so long as no event of default under the Notes shall occur, the Investors shall irrevocably and unconditionally waive their rights to all cash dividends, other distributions or loans from DRM to CXI (the "DRM Distributions") from November 12, 2000 through and including July 31, 2001. From and after the earlier to occur of an event of default the Notes or July 31, 2001, all funding from DRM to CXI, if any, will first be paid to the Investors or their successors (to the extent the Notes are still unpaid) as per the terms of the existing DRM Undertaking letter.

                  (e). Contemporaneously herewith, CXI shall issue to the Investors, pro rata, warrants for an additional 1.0 million shares of CXI common stock in the form as that attached hereto, each such warrant to have an exercise price equal to the April 5, 2001 closing price for CXI's common stock (i.e., $0.22 per share). The warrants will contain cashless exercise features and the shares of CXI common stock issuable upon exercise of the warrants will be included in S-3 registration statement that CXI is about to file with the SEC. In all other respects, the warrants shall be subject to the same registration rights as are contained in the Registration Rights Agreement.

                  (f). CXI will file an S-3 registration statement with the SEC within ten days after the filing of its Form 10-K for the year ended December 31, 2001, and shall cause such registration statement to be declared effective by the SEC by not later than May 31, 2001.
                  .
                  (g). The Investors shall subordinate their security agreement in their Collateral (as defined in the Security Agreement) in favor of any lender to the extent of the first $1.0 million of net proceeds (after selling commissions but before other customary closing costs) received by CXI in connection with any indebtedness owed by CXI to such third party lender;

                  provided, that such third party lender shall not be any affiliate of CXI or its DRM subsidiary.

         3. Holders Representations. The Investors will, and hereby do, represent that: (i) they are and since November 13, 2000, have been, the holders of the Notes, (ii) they have full power and authority to agree to the terms herein, and to make execute and deliver this Memorandum of Understanding and
(iii) if subsequent definitive agreements are necessary to implement this Memorandum of Understanding, at the time thereof, they will have full power and authority to agree to the terms herein, and to make execute and deliver such definitive agreements.

         4. Representations by Corporation Parties. Each corporation party separately represents to the Investors and to each other corporation party that
(i) Klass Partners, Ltd. has agreed to extend the maturity date of its Note until May 1, 2001 pending a negotiation of a further extension of such maturity date with Klass Partners, Ltd., (ii) it has full power and authority to agree to the terms herein, and to make execute and deliver this Memorandum of Understanding (ii) this Memorandum of Understanding has been duly approved and authorized by the board of directors of each of CXI, Commodore Environmental Services, Inc. and DRM; and (iii) if subsequent definitive agreements are necessary to implement this Memorandum of Understanding, at the time thereof, it will have full power and authority to agree to the terms herein, and to make execute and deliver such definitive agreements.

         5. No default. Each investor hereby acknowledges and agrees that when each party to this Memorandum of Understanding has executed and delivered this Memorandum Of Understanding to each other party and when each of the conditions precedent set forth below have been met, the Notes and all other Bridge Loan Documents shall be deemed to be in compliance as of the Effective Date hereof.

         6. Definitive Agreements. Any party hereto may request the preparation of and execution and delivery by each party hereto of definitive agreements which definitive agreements shall incorporate the terms hereof. In the absence of the making, preparation and delivery of these agreements, this Memorandum of Understanding is and shall be the definitive agreement of the parties with respect the amendment of the Bridge Loan Documents.

         7. Conditions Precedent. It shall be a condition precedent of the effectiveness to this Memorandum of Understanding that on or before 1:00 P.M. on Monday, April 16, 2001 each party hereto shall execute and deliver by facsimile transmission a copy of this Memorandum of Understanding to each other party hereto. This MOU may be executed in counterparts, each of which shall constitute an original.

         8. Incorporation by reference. All of the representations and warranties made by each of the parties to the Security Purchase Agreement are incorporated herein by reference and are hereby deemed to be made to each other party as fully as if set forth at length herein. Except as otherwise set forth herein, the Bridge Loan Documents shall remain in full force and effect as of their original effective date according to the terms contained therein and binding upon the parties thereto and hereto.

         9. Counterpart, Delivery and Fax Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The direct or indirect delivery by hand delivery, mail, courier, facsimile or otherwise, by any party hereto to any other party hereto bearing the facsimile signature of such party shall be deemed to be execution and delivery of an original counterpart version of this Memorandum of Understanding and shall be deemed to be effective and binding upon such person.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Memorandum of Understanding this 16th day of April 2001 and made effective as of the 5th day of April 2001 (the "Effective Date").

                                    COMMODORE APPLIED TECHNOLOGIES, INC.


                                    By:     /s/ SHELBY T. BREWER
                                       -----------------------------------------
                                    Name:  Shelby T. Brewer
                                    Title:    President

                                    COMMODORE ENVIRONMENTAL SERVICES, INC.


                                    By:    /s/ JERRY KARLIK
                                       -----------------------------------------
                                    Name:  Jerry Karlik
                                    Title:

                                    DISPUTE RESOLUTION MANAGEMENT, INC.


                                    By:   /s/ WILLIAM J. RUSSELL
                                       -----------------------------------------
                                    Name:  William J. Russell
                                    Title:    President

                                    INVESTORS:

                                    MATHERS ASSOCIATES


                                    /s/ NORBERT J. ZEELANDER
                                    --------------------------------------------
                                    Norbert J. Zeelander, General Partner

                                    /s/ JON PAUL HANNESSON
                                    --------------------------------------------
                                    Jon Paul Hannesson


                                    /s/ STEPHEN A. WEISS
                                    -------------------------------------------
                                    Stephen A. Weiss

                                   Schedule A


                                   INVESTORS
                                   ---------


    -------------------------------------------- -------------------------------- -----------------------------------
                                                                                    Number of New Warrants for CXI
                 Name and Address:                 Principal Amount Invested:               Common Stock:

    -------------------------------------------- -------------------------------- -----------------------------------
    Mathers Associates
    230 Mathers Road                                       $150,000                            300,000
    Ambler, PA 19002
    -------------------------------------------- -------------------------------- -----------------------------------
    Jon Paul Hannesson
    150 East 58th Street                                     75,000                            150,000
    Suite 3410
    New York, New York 10155
    -------------------------------------------- -------------------------------- -----------------------------------
    Stephen A. Weiss
    200 Park Avenue, 14th Floor                              25,000                             50,000
    New York, NY 10166
    -------------------------------------------- -------------------------------- -----------------------------------

    -------------------------------------------- -------------------------------- -----------------------------------
    Total . . . .                                          $250,000                            500,000
    -------------------------------------------- -------------------------------- -----------------------------------



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